Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-113930 of CuraGen Corporation on Form S-3 of our report dated January 23, 2004 (except as to Footnote 13, as to which the date is February 17, 2004), appearing the Annual Report on Form 10-K of CuraGen Corporation for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

June 21, 2004